Exhibit I

                  THE SOUTHERN COMPANY AND SUBSIDIARY COMPANIES

                   Capitalization Ratios at September 30, 1998

                                                        Consolidated        Pro Forma
                                                          per 10-Q         Amounts (A)         Equity               Debt
                                                       ---------------    --------------   ----------------    ----------------
Capitalization (in thousands of dollars):
     Common stock..........................................$3,498,857       $     -             $3,498,857
     Paid-in capital........................................2,461,899             -              2,461,899
     Retained earnings......................................4,164,073           (94,188)(B)      4,069,885
     Accumulated other comprehensive income....................22,820             -                 22,820
     Preferred stock..........................................405,912           200,000 (B)        605,912
     Capital & preferred securities.........................1,991,220           930,750 (B)      2,921,970
     Long-term debt........................................10,697,270         1,030,550.(B)                     $11,727,820
     Preferred due within one year............................238,002             -                238,002
     Long-term debt due within one year.......................954,665             -                                954,665
     Notes payable & commercial paper.......................1,370,091             -                              1,370,091
                                                       ===============    ==============   ================    ================
            Total (Incl Amts Due in 1 Year)...............$25,804,809        $2,067,112        $13,819,345     $14,052,576
                                                       ===============    ==============   ================    ================
                                                       ---------------                     ----------------    ----------------

     Actual Amounts in Millions of Dollars....................$25,805                              $12,783             $13,022
     Actual Capitalization Ratios..............................100.0%                                49.5%               50.5%

     Pro Forma Amounts in Millions of Dollars.................$27,872                              $13,819             $14,053
     Pro Forma Capitalization Ratios...........................100.0%                                49.6%               50.4%





             Pro Forma Consolidated Statements of Income (Unaudited)
                        (Stated in Thousands of Dollars)

                                                                            For the Twelve    Pro Forma
                                                                            MonthsEnded       Amounts (A)  As Adjusted
                                                                            September 30,
                                                                            1998

OPERATING REVENUES                                                             $12,122,040    $      -    $12,122,040
                                                                               ------------   ---------   ------------
OPERATING EXPENSES:
Operation--
     Fuel                                                                        2,412,852           -      2,412,852
     Purchased power                                                             1,893,244           -      1,893,244
     Other                                                                       2,100,079           -      2,100,079
Maintenance                                                                        838,009           -        838,009
Depreciation and amortization                                                    1,478,932           -      1,478,932
Amortization of deferred Plant Vogtle costs                                         31,143           -         31,143
Taxes other than income taxes                                                      574,811           -        574,811
Income taxes                                                                       708,510     (50,684)(C)    657,826
                                                                               ------------   ---------   ------------
Total operating expenses                                                        10,037,580     (50,684)     9,986,896
                                                                               ------------   ---------   ------------
OPERATING INCOME                                                                 2,084,460      50,684      2,135,144
OTHER INCOME:
Equity in earnings of unconsolidated subsidiaries                                   90,086           -         90,086
Interest income                                                                    240,368           -        240,368
Other, net                                                                         (28,600)          -        (28,600)
Income taxes applicable to other income                                             38,769           -         38,769
INCOME BEFORE INTEREST CHARGES                                                   2,425,083      50,684      2,475,767
                                                                               ------------   ---------   ------------
INTEREST CHARGES AND OTHER:
Interest on long-term debt                                                         704,726      67,779 (C)    772,505
Allowance for debt funds used during construction                                  (12,623)          -        (12,623)
Interest on notes payable                                                          115,687           -        115,687
Amortization of debt discount, premium and expense, net                             65,314           -         65,314
Other interest charges                                                              91,894           -         91,894
Minority interest in subsidiaries                                                   72,768           -         72,768
Distributions on capital and preferred securities of subsidiary companies          144,230      65,093 (C)    209,323
Preferred dividends of subsidiary companies                                         19,525      12,000 (C)     31,525
                                                                               ------------   ---------   ------------
Interest charges and other, net                                                  1,201,521     144,872      1,346,393
                                                                               ------------   ---------   ------------

CONSOLIDATED NET INCOME                                                        $ 1,223,562    $(94,188)   $ 1,129,374
                                                                               ============   =========   ============



                          (See Notes on Following Page)

                                      NOTES

(A) The amounts and types of the securities to be issued will be dependent upon, among other things, market conditions prevailing at the time of issuance. The amounts estimated to be issued are the maximum amounts requested in the remaining authorizations in certain previous applications, and are used solely for the purpose of illustrating the effect upon Southern Company consolidated capitalization and earnings. In addition, no assumptions are made in connection with possible refundings.

(B) To give effect to (i) the proposed issuance of $500,000,000 of preferred securities by Alabama Power Company; (ii) the proposed issuance of $310,750,000 of preferred securities by Georgia Power Company; (iii) the proposed issuance by Gulf Power Company of $5,000,000 additional preferred securities, $200,000,000 of first mortgage bonds, $200,000,000 of preferred stock, $159,070,000 of pollution control obligations, and $300,000,000 of senior notes; (iv) the proposed issuance of $75,000,000 of preferred securities, $61,480,000 of pollution control obligations and $310,000,000 of senior notes by Mississippi Power Company; and (v) the issuance of $40,000,000 of preferred securities by Savannah Electric.

(C) To give effect to (i) the proposed issuance of $500,000,000 of preferred securities at an assumed rate of 7% by Alabama Power Company;
         (ii) the proposed issuance of $310,750,000 of preferred securities at an assumed rate of 7% by Georgia Power Company; (iii) the proposed issuance by Gulf Power Company of $5,000,000 additional preferred securities at an assumed rate of 7%, $200,000,000 of first mortgage bonds at an assumed rate of 6.75%, $200,000,000 of preferred stock at an assumed rate of 6%, $159,070,000 of pollution control obligations at an assumed rate of 5.25%, and $300,000,000 of senior notes at an assumed rate of 7%; (iv) the proposed issuance of $75,000,000 of preferred securities at an assumed rate of 7%, $61,480,000 of pollution control obligations at an assumed rate of 5.25% and $310,000,000 of senior notes at an assumed rate of 7% by Mississippi Power Company; and
         (v) the issuance in December 1998 of $40,000,000 of preferred securities at a rate of 6.85% by Savannah Electric.